Exhibit 99.1

1 Frequently Asked Questions about JCAP Dividends

2 Safe Harbor Disclosure Regarding Forward - Looking Statements This presentation includes "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding our future performance, future profits from investments, our future stock price, dividend s on our common stock and Series A Preferred Stock , our loan pipeline, our anticipated loan closings and future funding of existing loan commitments. The ultimate occurrence of events and results referenced in these forward - looking statements is subject to known and unknown risks and uncertainties, many of which are beyond our control. These forward - looking statements are based upon the Company's present intentions and expectations, but the events and results referenced in these statements are not guaranteed to occur. Investors should not place undue reliance upon forward - looking statements. For a discussion of these and other risks facing our business, see the information under the heading “Risk Factors” in our Annual Report on Form 10 - K for the year ended December 31, 2015, with the Securities and Exchange Commission (“SEC”) on April 5, 2016, and our other filings with the SEC from time to time, which are accessible on the SEC’s website at www.sec.gov.

3 Common Stock Dividends Q: What common stock dividend is Jernigan Capital obligated to pay? A: As a REIT, we are required to pay dividends equal to at least 90% of our REIT taxable income. Q: Was Jernigan Capital obligated to pay a common stock dividend in the last two years? A: No, we had no taxable income in 2015 and 2016, so we were not obligated to pay a common stock dividend. Q: Jernigan Capital paid an annual cash dividend on its outstanding common shares of $1.40 per share in 2016; why pay this if you did not have to? A: While we receive origination fees and interest income on our investments, a majority of the cash we receive on investments co mes in the form of our 49.9% profits interests when self - storage properties in which we have invested are sold or refinanced, the timing of which is controlled by our developer partners. At the same time, we report the value created from our profits interests in both our i nco me statement and balance sheet through our fair value accounting for investments. Management and our board of directors have determined that paying a level quarterly dividend is preferable to payment of uneven dividends as cash is realized upon property sales, the timing of which is unpredictable.

4 Series A Preferred Stock Dividends Q: What is the Series A Preferred Stock and how much is outstanding? A: In July 2016, the Company and two funds (the "Highland Funds") managed by Highland Capital Management ("Highland Capital") entered into a stock purchase agreement pursuant to which we may from time to time issue to the Highland Funds up to $125 million aggregate amount of our Series A Preferred Stock. We must issue and sell a minimum of $50 million of Series A Preferred Stock by July 27, 2018 . As of December 31, 2016, we had issued $10 million of Series A Preferred Stock. Q: What dividends are payable in respect of the Series A Preferred Stock? A: Each share of Series A Preferred Stock is entitled to receive a cumulative cash dividend (the "Series A Cash Dividend") at an an nual rate of 7% of its liquidation value until July 28, 2022, and 8.5% thereafter until the Series A Preferred Stock is redeemed. The cash dividend is payable quarterly in arrears and is computed pro rata from the date of issuance of shares of Series A Preferred Stock. In addition, holders of the Series A Preferred Stock are entitled to receive an additional cumulative dividend (the "Series A PI K Dividend"), payable in shares of our common stock or additional shares of Series A Preferred Stock, at Highland Capital's election, equal to 25% of incremental book value (attributable to assets other than equity interests in income producing real estate) less any new equity issued plus 25% of incremental net asset value (attributable to equity interests in income producing real estate ), in each case for the most recent publicly reported quarter . Q: Is there a cumulative or annual total return cap on the Series A Preferred Stock dividends? A: The cumulative amount of Series A Cash Dividends and Series A PIK Dividends is subject to a 14 % internal rate of return “cap.”

5 Details on Series A PIK Dividend Q: What was the Series A PIK Dividend for the quarter ended December 31, 2016? A: The Company first issued Series A Preferred Stock in October 2016. The Series A PIK Dividend for the quarter ended December 31, 2016 is equal to 25% of the incremental book value increase from June 30, 2016 to September 30, 2016, or approximately $823,000. Q: How will the number of shares of common stock or additional shares of Series A Preferred Stock to be issued in connection with the Series A PIK Dividend be calculated? A: We will divide the Series A PIK Dividend amount by the 30 - day volume - weighted average trading price per share of common stock, or the $1,000 liquidation value per share of Series A Preferred Stock, as applicable . Q: How does the Series A PIK Dividend computation work? A: The Series A PIK Dividend computation is the same regardless of the number of shares of Series A Preferred Stock outstanding (so lon g as there is at least one share outstanding ). If there is no incremental book value or incremental net asset value created during a quarter, then no Series A PIK Dividend will be paid in the next quarter .

Details on Series A PIK Dividend (continued) Q: How is the 14% cap on Series A Preferred Stock dividends calculated? A: Series A Cash Dividends and Series A PIK Dividends as of any dividend payment date shall not exceed an amount which would pro duc e a 14% internal rate of return ("IRR") on the aggregate investment in Series A Preferred Stock. Internal rate of return is defined in the Company’s charter as the annual discount rate that results in a net present value equal to zero when such discount rate is applied to the payment for each share of Series A Preferred Stock in cash on the date of issuance, as an outflow, and all Series A Cash Divi den ds, Series A PIK Dividends, redemption payments and redemption premiums as inflows. The charter requires that the IRR be computed using t he XIRR function in Microsoft Excel, which takes into account varying payment amounts and varying payment dates (i.e., cash flows are no t in equal amounts or made in equal intervals ). Q: Do you anticipate the cap to be reached before the Preferred Stock is redeemed? If not, what happens when it is redeemed? A: Because the XIRR function is based on actual cash outflows and inflows, the Series A Preferred Stock, until it is redeemed, will be considered perpetual equity; accordingly, we believe it is unlikely that the 14% aggregate return cap will limit Series A Cash Dividends and Series A PIK Dividends for the foreseeable future. Upon redemption of the Series A Preferred Stock, if the aggregate Series A Cash Dividends, aggregate Series A PIK Dividends and redemption proceeds, as inflows, result in an IRR in excess of 14% on the Series A Preferred Stock, we will be entitled to recoup an amount of value, which could be through an offset against its redemption price and/or retirement of shares of common stock or Series A Preferred Stock previously issued as PIK dividends, such that the IRR on the aggregate preferred stock investment does not exceed the 14 % cap. Q: What is the accounting treatment for Series A PIK Dividends? A: Under US GAAP, the amount of any Series A PIK Dividend declared in a quarter is deducted from net income in the computation of earnings per share available to common stockholders. Notwithstanding such accounting treatment under US GAAP, the Series A P IK Dividend does not involve the payment, distribution or allocation of Company assets to holders of Series A Preferred Stock; rather, the Company issues shares of its common stock or additional shares of Series A Preferred Stock, at Highland Capital's election. Accordingly, the Series A PIK Dividend is not deducted in the computation of adjusted earnings per share. 6